EWP FINANCIAL LLC                                           5430 LBJ Freeway
                                                            Suite 1700
                                                            Dallas, TX 75240
                                                            972-450-4261
                                                            972-448-1445 (Fax)


                                  July 31, 2005





Mr. Bert E. Downing, Jr.
Chief Financial Officer
Keystone Consolidated Industries, Inc.
5430 LBJ Freeway Suite 1740
Dallas TX 75240




 Dear Mr. Downing:



With regard to the Debtor-In-Possession Credit Agreement between EWP Financial LLC and Keystone Consolidated Industries, Inc. dated February 27, 2004, as amended, the definition of Expiration Date, as set forth in the Second Amendment to the Debtor-In-Possession Agreement, is hereby amended to replace the date of July 31, 2005 in clause (a) (i) of such definition with August 31, 2005.



 Sincerely,

/s/Bob O'Brien
------------------------------------------------------
Bob O'Brien
Vice President - Chief Financial Officer and Treasurer